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                                     EXHIBIT 23.1
                           CONSENT OF DELOITTE & TOUCHE LLP


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                            INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement for Cameron Ashley Building Products, Inc. on Form S-3 of our reports dated December 8, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of Cameron Ashley Building Products, Inc. for the year ended October 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
June 12, 1996
Dallas, Texas